As filed with the Securities and Exchange Commission on March 31, 1997
                                         Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HALIFAX CORPORATION
           (Exact name of registrant as specified in its charter)

            VIRGINIA                                 NO. 54-0829246
    (State of incorporation)                        (I.R.S. Employer
                                                  Identification No.)

      5250 Cherokee Avenue                          Howard C. Mills
      Alexandria, VA  22312                       President and Chief
         (703) 750-2202                            Executive Officer
  (Address, including zip code,                   Halifax Corporation
 and telephone number, including                  5250 Cherokee Avenue
 area code, of registrant's                      Alexandria, VA  22312
  principal executive offices)                      (703) 750-2202
                                               (Name, address, including
                                                zip code, and telephone
                                                 number, including area
                                                   code, of agent for
                                                        service)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.(X)

                      CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
   Title of Securities    Amount to     Maximum      Maximum     Amount of
     to be registered         be       Offering     Aggregate   Registration
                          Registered     Price       Offering      Fee
                             (1)          Per        Price(2)
                                       Share(2)
   _______________________________________________________________________
      Common Stock, par   350,464      $11.375    $3,986,528.00  $1,208.04
  value $0.24 per share    shares

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457, the offering price and registration fee are computed on the basis of the average of the high and low prices per share of the Registrant's Common Stock reported on the American Stock Exchange on March 21, 1997.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                SUBJECT TO COMPLETION, DATED MARCH 31, 1997

     PROSPECTUS
                               HALIFAX CORPORATION

                         350,464 SHARES OF COMMON STOCK
     [Information contained herein is subject to completion or amendment.
     A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

          This Prospectus relates to the proposed sale of up to 350,464 shares (the "Offered Shares") of common stock, par value $0.24 per share (the "Common Stock"), of Halifax Corporation ("Halifax" or the "Company") which may be offered for sale from time to time by the Selling Stockholders (as hereinafter defined). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Offered Shares.

          The sale and/or distribution of the Offered Shares by the Selling Stockholders may be effected from time to time to purchasers directly by the Selling Stockholders or through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, negotiated transactions, exchange distributions or secondary distributions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the specific Offered Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is listed on the American Stock Exchange ("Amex") and traded under the symbol "HX". On March 21, 1997, the closing price of the Company's Common Stock on the Amex was $11.875 per share.

          The purpose of this offering is to register 350,464 shares of Common Stock previously issued, and to be issued under certain circumstances, by the Company in connection with that certain Agreement and Plan of Reorganization, dated as of April 1, 1996 (the "Merger Agreement"), by and among Halifax, CMSA Acquisition Corporation, a Virginia corporation and a wholly-owned subsidiary of Halifax ("CMSA"), CMS Automation, Inc., a Virginia corporation ("CMS"), and the stockholders of CMS.

          Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers and dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering other than fees and expenses (including underwriting fees and selling commissions) of the Selling
     Stockholders.  See "Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this Prospectus is March 31, 1997.


                              AVAILABLE INFORMATION

          Halifax is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the Amex and the Company's reports, proxy statements and other filings with the Commission are also available for inspection at the offices of the Amex located at 86 Trinity Place, New York, New York 10006. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company, which can be accessed at the following address: http://www.sec.gov.

          The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

          The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-8964) are incorporated in and made a part of this Prospectus:

          (i) The Company's Annual Report on Form 10-K for the year ended March 31, 1996;

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996; and

          (iii) The Company's Current Reports on Form 8-K dated April 15, 1996 (as amended by Form 8-K-Amendment 1 dated April 15, 1996 and filed on June 18, 1996) and November 25, 1996 (as amended by Form 8-K-Amendment 1 dated November 25, 1996 and filed on February 13, 1997).


          The description of the Common Stock, which is registered under
     Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-18 dated June 29, 1983, and is hereby incorporated herein by reference. All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be addressed to Corporate Secretary, Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312.

                                   THE COMPANY

          The Company is a technology services and facilities services company for commercial and governmental activities. Technology services includes the integration, systems engineering, installation, maintenance and training for computer systems, communications systems and simulation systems. Facilities services includes the management, operations and maintenance support of military bases, prisons, waterways, major office complexes and communication sites. Services and associated products are developed and delivered by the Company and/or its three wholly-owned subsidiaries: CMSA, Halifax Engineering, Inc. and Halifax Technical Services, Inc.

          The Company is a Virginia corporation with its principal executive offices at 5250 Cherokee Avenue, Alexandria, Virginia 22312. The Company's telephone number is (703) 750-2202.

                               THE OFFERED SHARES

          The merger contemplated by the Merger Agreement (the "Merger") was consummated on April 1, 1996. Pursuant to the Merger, CMS was merged into CMSA, a wholly-owned subsidiary of the Company, and 139,630 shares of Common Stock, in the aggregate (the "Initial Shares"), were issued to the Selling Stockholders. The Merger Agreement also provides for the issuance of additional shares of Common Stock to the Selling Stockholders, subject to certain conditions, as additional consideration in connection with the Merger (the "Contingent Shares") on or before May 31 of each of 1997, 1998 and 1999. The number of Contingent Shares to be issued to the Selling Stockholders on or before May 31, 1997 is equal to one-third of the net after tax income of CMSA for the period January 1, 1996 through March 31, 1997 divided by $10.50 (the deemed per share value of the Common Stock ($7.00) adjusted for a 3:2 stock split which became effective December 27, 1996 (the "Stock Split")). The number of Contingent Shares to be issued to the Selling Stockholders on or before May 31, 1998 and May 31, 1999 is equal to one-third of the net after tax income of CMSA for the twelve-month periods beginning April 1, 1997 and April 1, 1998, respectively, divided by the then-current market value of a share of Common Stock, which value shall be deemed not to exceed $15.00 per share or be less than $9.00 per share (in each case after adjustment for the Stock Split). Dependent upon the foregoing, the Contingent Shares will be distributed to the Selling Stockholders pro rata based on their holdings of CMS stock as of the date of closing of the Merger without accounting for any shares of CMS stock received by any Selling Stockholder as a result of converting a promissory note into equity of CMS prior to the Merger.

          In the event that the distribution of Contingent Shares, together with the Initial Shares, would increase the number of outstanding shares of Common Stock by more than 20% of the number of shares of Common Stock outstanding immediately before the closing of the Merger, the Company may deliver a cash payment of equal value in lieu of such additional Contingent Shares (the "Contingent Cash Option"). The Company had 1,168,229 shares of Common Stock outstanding immediately before the closing of the Merger.

          Pursuant to Section 6.3 of the Merger Agreement, the Company is required to prepare and file a Registration Statement under the Securities Act within twelve months of the date of original issuance of Common Stock to the Selling Stockholders, which Registration Statement covers the issuance of Initial Shares and Contingent Shares. The Company is obligated under the Merger Agreement to use its best efforts to cause the Registration Statement to become effective as soon as practicable.

          CMSA is a computer network integration and solutions company.

                                 USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Offered Shares.

                              PLAN OF DISTRIBUTION

          The Offered Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Offered Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders selling as principals and/or from purchasers of the Offered Shares for whom they may act as agent. The Offered Shares may be sold from time to time in one or more transactions (which may involve crosses and principal trades, including block transactions) on the Amex and any other stock exchanges on which the Offered Shares are admitted for trading, pursuant to and in accordance with the rules of such exchanges, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Offered Shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or from purchasers of Offered Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          If any broker-dealer purchases the Offered Shares as principal it may effect resales of the Offered Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Offered Shares for whom they may act as agents. The Selling Stockholders and any underwriter, dealer or agent that participates in the distribution of the Offered Shares may be deemed underwriters under the Securities Act, and any profit on the sale of the Offered Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

          At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Stockholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

          The terms of the Merger Agreement provide for the Company to file a shelf registration statement (the "Shelf Registration Statement") covering the Offered Shares. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement.
     The Company has agreed to use its best efforts to cause the Shelf Registration Statement to become effective and keep the Shelf Registration Statement effective until the earlier of (i) such time as all of the Offered Shares have been disposed of or (ii) November 30, 1999.

          To comply with securities laws of certain states, if applicable, the Offered Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available or is complied with.

          The Company will pay all of the expenses incident to the offering and sale of the Offered Shares to the public other than the fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders.

                              SELLING STOCKHOLDERS

          This Prospectus relates to Initial Shares of Common Stock that have been issued to the Selling Stockholders pursuant to the Merger Agreement and the maximum number of Contingent Shares of Common Stock that are issuable to the Selling Stockholders pursuant to the Merger Agreement if the Company exercises in full its Contingent Cash Option (provided that there is no assurance that the Company will, or will not, exercise, in full or in part, its Contingent Cash Option). The Selling Stockholders may offer the Offered Shares with this Prospectus.

          The following table sets forth the name of each Selling Stockholder and the number of shares of Common Stock acquired, and to be acquired under certain circumstances, by each Selling Stockholder pursuant to the Merger and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus. There is no assurance that any of the Selling Stockholders will sell any or all of the Offered Shares offered by them hereunder.

                            Initial         Contingent      Total Offered
                         Shares Covered   Shares Covered   Shares Covered
           Selling          by this           by this          by this
         Stockholder       Prospectus       Prospectus       Prospectus
         ___________     ______________   ______________   ______________
      Thomas L.             32,216           40,324           72,640
      Mountcastle

      Richard                9,250           11,543           20,793
      Barkhouser

      Lester A. Hudson       9,250           11,543           20,793

      George Nolde III      84,867           29,693          114,560

      Irvin E. Cox          59,525           30,159           89,684

      Mark A. Roberts        3,253            4,059            7,312

      Stephen M. Estep       3,253            4,059            7,312

      Calvin W. &            6,418            8,009           14,427
      Barbara C. Fowler

      Mary K. Adams          1,309            1,634            2,943

      SUBTOTAL             209,441          141,023          350,464

          The Selling Stockholders are former stockholders of CMS. Prior to the consummation of the Merger, (i) Thomas L. Mountcastle was the President and a director of CMS; (ii) George Nolde III was the Secretary, the Treasurer and a director of CMS; (iii) Irvin E. Cox was a Corporate Vice President and a director of CMS, (iv) Richard Barkhouser was a director of CMS, (v) Lester A. Hudson was a director of CMS, (vi) Mark A. Roberts was a Vice President of CMS, (vii) Stephen M. Estep was a Vice President of CMS and (viii) Mary K. Adams was the Controller of CMS. Since the consummation of the Merger, (i) Thomas L. Mountcastle has been a Vice President of the Company and the President of CMSA, (ii) Mark A. Roberts has been a Vice President of CMSA, (iii) Stephen M. Estep has been a Vice President of CMSA and
     (iv) Mary K. Adams has been the Controller of CMSA.    No other
     Selling Stockholder has had any relationship with CMS, the Company or any of their respective affiliates during the past three years other than as described above.

                                  LEGAL MATTERS

          Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Ernest L. Ruffner, Esq., Secretary and General Counsel of the Company.

                                     EXPERTS

          The consolidated financial statements of the Company at March 31, 1996 and 1995 and for the two years in the period ending March 31, 1996 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of the Company for the year ending March 31, 1994 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



No dealer, salesman or other
person has been authorized to
give any information or to make
any representations not contained
in, or incorporated by reference
in, this Prospectus in connection
with the offering covered by this
Prospectus.  If given or made,
such information or
representations must not be                      350,464 SHARES
relied upon as having been
authorized.  This Prospectus does
not constitute an offer to sell                   COMMON STOCK
or the solicitation of an offer
to buy any securities other than               ($0.24 par value)
the securities described in this
Prospectus or an offer to sell or
the solicitation of an offer to
buy the Common Stock in any
jurisdiction where, or to any
person to whom, it is unlawful to
make such offer or solicitation.
Neither the delivery of this                  HALIFAX CORPORATION
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an
implication that there has not
been any change in the facts set
forth in this Prospectus or in
the affairs of the Company since
the date hereof.
        TABLE OF CONTENTS
                              Page
Available Information . . . . .  2
Information Incorporated by
Reference . . . . . . . . . . .  2
The Company . . . . . . . . . .  3
The Offered Shares  . . . . . .  3
Use of Proceeds . . . . . . . .  4
Plan of Distribution  . . . . .  4
Selling Stockholders  . . . . .  5
Legal Matters . . . . . . . . .  5                    March 31, 1997
Experts . . . . . . . . . . . .  5
________________________________________ __________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Registration fee . . . . . . . . . .  $  1,208.04
          Stock exchange listing fees  .               0
          Legal fees and expenses  . . . . . . .  20,000.00*
          Accounting fees and expenses . . .      12,500.00*
          Total  . . . . . . . . . . . . . . . . $33,708.04*
     *  Estimated.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article 10 of the Virginia Stock Corporation Act ("VSCA") provides for indemnification of officers and directors of the Company under certain circumstances. A Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he
     (i) conducted himself in good faith, (ii) believed that his conduct
     (a) was in the best interest of the corporation, in the case of conduct in his official capacity with the corporation or (b) was at least not opposed to the best interest of the corporation, in the case of all other conduct and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a Virginia corporation may not indemnify a director or officer if (i) in connection with a proceeding by or in the right of the corporation, he was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him (whether or not involving action in his official capacity), he was adjudged liable on the basis that personal benefit was improperly received by him.

          The By-Laws of the Company (the "By-Laws") limit the liability of an officer or director of the Company arising out of a single transaction, occurrence or course of conduct to $100.00 in every instance permitted by the VSCA. The By-Laws provide that the Company shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because he is or was a director or officer of the Company or is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in such proceeding, unless incurred because of his willful misconduct or knowing violation of criminal law.

          As authorized by the By-Laws, the Company has purchased and maintained insurance (within limits and subject to certain exclusions) against liabilities it may have under the indemnification provisions of the By-Laws or to protect any officer, director or other person eligible for indemnification against liabilities incurred in connection with their service to the Company.

          The foregoing represents a summary of the general effect of the VSCA, the By-Laws and the Company's directors and officers liability insurance coverage for purposes of general description only.

          ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     EXHIBIT        DESCRIPTION OF EXHIBIT

     (2) Agreement and Plan of Reorganization, dated as of April 1, 1996, by and among Halifax Corporation, CMSA Acquisition Corporation, CMS Automation, Inc. and the stockholders of CMS Automation, Inc.

     (3)  A.        Articles of Incorporation, as amended.  (Incorporated
                    by reference to Exhibit 3.1 of the Company's Annual
                    Report on Form 10-K for the year ended March 31, 1995.)

          B. By-Laws, as amended. (Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended March 31, 1995.)

     (5) Opinion of legal counsel regarding legality of securities being registered.

     (23) A.        Consent of Ernst & Young LLP

          B.        Consent of Grant Thornton LLP

          C.        Consent of Ernest L. Ruffner, Esq. - See Exhibit (5).

     (24)           Powers of Attorney.

     ITEM 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("the Exchange Act") that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alexandria, State of Virginia, on March 28, 1997.

                                        HALIFAX CORPORATION

                                        By:/s/ Howard C. Mills
                                           _________________________________
                                             Howard C. Mills
                                             President and Chief Executive
                                             Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                         DATE

     /s/ Howard C. Mills   President and Chief             March 28, 1997
     Howard C. Mills       Executive Officer
                           (Principal Executive Officer)
                           and Director

     /s/ John D. D'Amore   Vice President, Treasurer and   March 28, 1997
     John D. D'Amore       Controller (Principal Accounting
                           and Financial Officer)

     John H. Grover*       Director                        March 28, 1997
     John H. Grover

     Clifford M. Hardin*   Director                        March 28, 1997
     Clifford M. Hardin

     Alvin E. Nashman*     Director                        March 28, 1997
     Alvin E. Nashman

     /s/ Ernest L. Ruffner Director                        March 28, 1997
     Ernest L. Ruffner

     Arch Scurlock*        Director                        March 28, 1997
     Arch Scurlock

     John M. Toups*        Director                        March 28, 1997
     John M. Toups

     *By: /s/ Ernest L. Ruffner
          Ernest L. Ruffner
          as Attorney-in-Fact


                                  EXHIBIT INDEX

                                                            PAPER (P) OR
      EXHIBIT        DESCRIPTION OF EXHIBIT                  ELECTRONIC
                                                                 (E)

      (2)            Agreement and Plan of                        E
                     Reorganization, dated as of April
                     1, 1996, by and among Halifax
                     Corporation, CMSA Acquisition
                     Corporation, CMS Automation, Inc.
                     and the stockholders of CMS
                     Automation, Inc.

      (3)  A.        Articles of Incorporation, as        --
                     amended.  (Incorporated by
                     reference to Exhibit 3.1 of the
                     Company's Annual Report on Form 10-
                     K for the year ended March 31,
           B.        1995.)                               --

                     By-Laws, as amended.  (Incorporated
                     by reference to Exhibit 3.2 of the
                     Company's Annual Report on Form 10-
                     K for the year ended March 31,
                     1995.)
      (5)            Opinion of legal counsel regarding           E
                     legality of securities being
                     registered.

      (23) A.        Consent of Ernst & Young LLP                 E
           B.        Consent of Grant Thornton LLP                E

           C.        Consent of Ernest L. Ruffner, Esq.          --
                     - See Exhibit (5).

      (24)           Powers of Attorney.                          E